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                                                                   EXHIBIT 23.03


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference into the Registration Statements of Quintiles Transnational Corp. on Form S-8 (Registration Nos. 33-91026, 333-16553, 333-03603 and 333-40493) and the Registration Statements on Form S-3 (Registration Nos. 333-19009, 333-28919, 333-38181, 333-40497 and 333-48403) of
our report dated July 24, 1996, with respect to the combined financial statements of the Innovex Companies which report is included as Exhibit 99.03 to the Annual Report on Form 10-K of Quintiles Transnational Corp. for the fiscal year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                                              /s/ KPMG

Reading, England
March 27, 1998